UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New York Mortgage Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	47-0934168
(State of incorporation or organization)	(IRS Employer Identification No.)

90 Park Avenue, New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):  File No. 333-226726

Securities registered pursuant to Section 12(g) of the Act:  None

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share, of New York Mortgage Trust, Inc. (the “Registrant”) is set forth under the heading “Description of the Series E Preferred Stock” included in the Registrant’s Prospectus Supplement dated October 10, 2019, as filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2019, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Preferred Stock” in the accompanying prospectus that constitutes a part of the Registrant’s Registration Statement on Form S-3 (File No. 333-226726), which became automatically effective upon filing with the Commission on August 9, 2018, which information is incorporated herein by reference.

Item 2.   Exhibits.

Exhibit No.	Description
3.1*	Articles of Amendment and Restatement of New York Mortgage Trust, Inc.
3.2**	Articles of Amendment of New York Mortgage Trust, Inc.
3.3***	Articles Supplementary of New York Mortgage Trust, Inc. classifying and designating the 7.75% Series B Cumulative Redeemable Preferred Stock
3.4****	Articles Supplementary of New York Mortgage Trust, Inc. classifying and designating 2,550,000 additional shares of the 7.75% Series B Cumulative Redeemable Preferred Stock
3.5*****	Articles Supplementary of New York Mortgage Trust, Inc. classifying and designating the 7.875% Series C Cumulative Redeemable Preferred Stock
3.6******	Articles Supplementary classifying and designating 2,460,000 additional shares of the 7.875% Series C Cumulative Redeemable Preferred Stock
3.7*******	Articles Supplementary of New York Mortgage Trust, Inc. classifying and designating the 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
3.8********	Articles Supplementary classifying and designating 2,650,000 additional shares of the 8.00% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
3.9*********	Articles Supplementary of New York Mortgage Trust, Inc. classifying and designating the 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock
3.10*********	Specimen 7.875% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock Certificate
3.11**********	Amended and Restated Bylaws of New York Mortgage Trust, Inc.

*	Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K (Registration No. 001-322216), as filed with the Commission on March 10, 2014.
**	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 10, 2019.
***	Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed on May 31, 2013.
****	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 20, 2015.
*****	Incorporated by reference to Exhibit 3.5 to the Registrant’s Registration Statement on Form 8-A filed on April 21, 2015.
******	Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K on March 29, 2019.
*******	Incorporated by reference to Exhibit 3.6 to the Registrant’s Registration Statement on Form 8-A filed on October 10, 2017.
********	Incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed March 29, 2019.
*********	Filed herewith.
**********	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed on July 1, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NEW YORK MORTGAGE TRUST, INC.

Date: October 15, 2019	By:	/s/ Kristine R. Nario-Eng
Kristine R. Nario-Eng Chief Financial Officer